EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Andre C. Dimitriadis, Chairman & CEO
Wendy L. Simpson, Vice Chairman & CFO
(805) 981-8655

LTC ANNOUNCES MEMORANDUM OF UNDERSTANDING

WITH EXTENDICARE HEALTH SERVICES, INC.

MALIBU, CALIFORNIA, January 31, 2005 — LTC Properties, Inc. (NYSE:LTC) announced today that it had entered into a Memorandum of Understanding (“MOU”) with Extendicare Health Services, Inc., (“EHSI”) a wholly owned subsidiary of Extendicare Inc. (TSX:EXE.MV; EXE.SV and NYSE:EXE); Alpha Acquisition, Inc. (“AAI”), a wholly owned subsidiary of EHSI; Assisted Living Concepts, Inc. (“OTC BB:ASLC”) and Carriage House Assisted Living, Inc.

Extendicare Inc. announced today that it had closed the acquisition of ASLC.

LTC stated that it has entered into this MOU with EHSI and AAI to modify and extend the leases of the 37 assisted living properties owned by LTC and under leases with ASLC.

The MOU provides that the 37 LTC owned properties will be rolled into two triple net master leases, each such triple net master lease will have an initial term of ten years with certain renewal options.  More detailed information concerning the terms of the MOU can be found by reference to the Form 8-K to be filed by LTC.

The Company is a self-administered real estate investment trust that primarily invests in long-term care and other health care related facilities through mortgage loans, facility lease transactions and other investments.  For more information on LTC Properties, Inc., visit the Company’s website at www.ltcproperties.com.

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